EXHIBIT 99.1

MONARCH FINANCIAL REPORTS RECORD

FIRST QUARTER FINANCIAL PERFORMANCE

Chesapeake, VA, April 18, 2013 - Monarch Financial Holdings, Inc. (Nasdaq: MNRK), the bank holding company for Monarch Bank, reported record first quarter profitability and continued loan growth. First quarter 2013 highlights are:

•	Record 1st quarter net income of $3,458,129, up 37%

•	Net income available to common shareholders up 63%

•	Basic earnings per share of $0.37 up 23%

•	Non-performing assets at 0.34% of total assets

•	$542 million in mortgage loans closed

“We begin 2013 with our 17th consecutive quarter of record year over year profitability. Solid mortgage loan closings, improved credit costs, loan and deposit growth, and strong net interest income continued to drive our bottom line results. These results, coupled with the conversion of our preferred shares to common stock, increased the net income available to our common shareholders and our earnings per share growth.” stated Brad E. Schwartz, Chief Executive Officer.

Net income was $3,458,129 for the first quarter of 2013, up 37% from the same period in 2012. The quarterly annualized return on average equity (ROE) was 15.86%, and the quarterly return on average assets (ROA) was 1.27%. Quarterly diluted earnings per share were $0.33, compared to $0.25 per share in the same quarter of 2012, a 32% improvement.

Total assets at March 31, 2012 grew $117 million on an annual basis driven primarily by growth in our loans held for investment portfolio of $94 million, a 15.7% annual growth rate. Deposits grew by $120 million on an annual basis, with $66 million in demand deposit growth and $41 million in money market and savings account growth. Total assets declined from their record high at December 31, 2012 to $1.05 billion due to a decline in mortgage loans held for sale, which was partially offset by an increase in loans held for investment.

“Our talented team of bankers and their support teams continue to lend in the community. Our ability and willingness to lend to credit worthy clients over the past several years, when others were not, is beginning to pay big dividends for our shareholders. Loan demand continues to improve each quarter and our loan pipeline is looking strong.” stated Neal Crawford, President of Monarch Bank.

Non-performing assets to total assets were 0.34%, which remains significantly below that of our local, state, and national peer group. Non-performing assets were $3.6 million which was down from $11.3 million or 1.20% of total assets one year prior. Non-performing assets were comprised of $3.1 million in non-accrual loans, $351 thousand in loans more than 90 days past due, and one $95 thousand foreclosed property. Net charge-offs were $122 thousand and the allowance for loan losses represents 1.56% of loans held for investment and 308% of non-performing loans.

Average equity to average assets improved to 8.00% during 2013, up from 7.29% at December 31, 2012. Total risk-based capital to risk weighted assets at Monarch Bank equaled 13.78%, significantly higher than the required level to meet the highest rating of “Well Capitalized” by federal banking regulators. Monarch was again awarded the highest 5-Star “Superior” rating by Bauer Financial, an independent third-party bank rating agency that rates banks on safety and soundness. There were no shares of preferred stock outstanding at March 31, 2013 which reduced the need for any additional preferred stock dividends during the quarter.

Net interest income, our number one driver of profitability, increased 9.6% or $909 thousand during the first quarter of 2013 compared to the same quarter in 2012. The net interest margin increased to 4.12% for the first quarter, which was up from the previous quarter of 4.02%. The lower average volume of lower yielding mortgage loans held for sale drove the net interest margin higher in the first quarter. Non-interest income was flat year over year and down from the fourth quarter due to reduced mortgage loan production. Total non-interest expenses grew by $979 thousand during the first quarter due to expenses related to our market expansion to the Peninsula and the addition of Monarch Bank Private Wealth, which was partially offset by a reduction in mortgage-related commissions and incentives. Mortgage revenue continues to be the number one driver of non-interest income. We closed $542 million in mortgage loans during the first quarter of 2013 compared to $547 million in the first quarter of 2012, and $762 million in the fourth quarter of 2012.

Monarch Financial Holdings, Inc. is the one-bank holding company for Monarch Bank. Monarch Bank is a community bank with eleven banking offices in Chesapeake, Virginia Beach, Norfolk, Suffolk, and Williamsburg Virginia. OBX Bank, a division of Monarch Bank, operates offices in Kitty Hawk and Nags Head, North Carolina. Monarch Mortgage and our affiliated mortgage companies have over thirty offices with locations in Virginia, North Carolina, Maryland, and South Carolina. Our subsidiaries/ divisions include Monarch Bank, OBX Bank, Monarch Mortgage (secondary mortgage origination), OBX Bank Mortgage (secondary mortgage origination), Coastal Home Mortgage, LLC (secondary mortgage origination), Regional Home Mortgage, LLC (secondary mortgage origination), Monarch Home Funding, LLC (secondary mortgage origination), Monarch Bank Private Wealth (investment, trust, planning and private banking), Monarch Investments (investment and insurance solutions), Real Estate Security Agency, LLC (title agency) and Monarch Capital, LLC (commercial mortgage brokerage). The shares of common stock of Monarch Financial Holdings, Inc. are publicly traded on the Nasdaq Capital Market under the symbol “MNRK”.

This press release may contain “forward-looking statements,” within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the Company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in the economic scenario: significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the Company’s most recent Form 10-K and 10-Q reports and other documents filed with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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Contact:	Brad E. Schwartz – (757) 389-5111, www.monarchbank.com

Consolidated Balance Sheets

Monarch Financial Holdings, Inc. and Subsidiaries

(In thousands)

Unaudited

	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
ASSETS:
Cash and due from banks	$17,414	$27,364	$14,633	$16,263	$15,515
Interest bearing bank balances	14,099	14,667	12,043	4,295	21,536
Federal funds sold	21,937	15,744	8,191	6,142	1,644
Investment securities, at fair value	16,493	14,634	10,328	10,820	8,841
Loans held for sale	242,457	419,075	382,095	282,014	243,179
Loans held for investment, net of unearned income	692,410	661,094	627,256	626,464	598,358
Less: allowance for loan losses	(10,788)	(10,910)	(10,890)	(10,724)	(10,400)

Net loans	681,622	650,184	616,366	615,740	587,958

Bank premises and equipment, net	27,507	25,448	23,449	23,210	23,086
Restricted equity securities, at cost	3,781	12,363	8,346	4,885	7,242
Bank owned life insurance	7,231	7,173	7,132	7,069	7,007
Goodwill	775	775	775	775	775
Intangible assets, net	238	283	327	372	417
Accrued interest receivable and other assets	21,421	27,868	26,727	23,649	20,621

Total assets	$1,054,975	$1,215,578	$1,110,412	$995,234	$937,821

LIABILITIES:
Demand deposits—non-interest bearing	$201,346	$190,120	$182,080	$178,520	$149,520
Demand deposits—interest bearing	57,074	65,369	40,865	41,219	43,282
Money market deposits	332,305	335,899	313,985	307,392	297,285
Savings deposits	23,579	22,127	21,531	19,633	17,262
Time deposits	317,181	288,267	329,246	306,649	304,333

Total deposits	931,485	901,782	887,707	853,413	811,682
FHLB borrowings	1,250	194,299	105,027	31,324	19,767
Short Term borrowings	5,000	5,000	5,000	5,000	—
Federal funds purchased	—	—	—	—	4,350
Trust preferred subordinated debt	10,000	10,000	10,000	10,000	10,000
Accrued interest payable and other liabilities	14,894	15,550	17,151	14,260	13,244

Total liabilities	962,629	1,126,631	1,024,885	913,997	859,043

STOCKHOLDERS’ EQUITY:
Preferred Stock	—	2,406	3,945	3,945	4,000
Common stock	50,821	41,632	35,732	35,732	35,361
Capital in excess of par value	6,300	12,718	16,867	16,724	16,721
Retained earnings	33,790	30,786	27,586	24,512	22,424
Accumulated other comprehensive loss	(174)	(200)	(218)	(299)	(342)

Total Monarch Financial Holdings, Inc. stockholders’ equity	90,737	87,342	83,912	80,614	78,164
Noncontrolling interest	1,609	1,605	1,615	623	614

Total equity	92,346	88,947	85,527	81,237	78,778

Total liabilities and stockholders’ equity	$1,054,975	$1,215,578	$1,110,412	$995,234	$937,821

Preferred shares outstanding at period end	—	481,123	788,900	788,900	800,000
Common shares outstanding at period end (1)	10,398,073	8,557,939	7,251,491	7,251,491	7,240,528

Book value per common share at period end (1) (2)	$8.73	$8.80	$8.85	$8.40	$8.03
Tangible book value per common share at period end (1) (3)	$8.63	$8.68	$8.70	$8.24	$7.87
Closing market price (1)	$10.61	$8.22	$8.13	$8.21	$7.28

Total risk based capital - Consolidated company	13.06%	12.05%	12.49%	12.17%	12.52%
Total risk based capital - Bank	13.78%	12.73%	13.23%	12.79%	12.58%

(1)	All share information has been adjusted to reflect the 6 for 5 stock split granted December 7, 2012 and cash in lieu of fractional shares.
(2)	Book value per common share is defined as stockholders’ equity divided by as-converted common shares outstanding.
(3)	Tangible book value per common share is defined as stockholders’ equity less goodwill and other intangibles divided by as-converted commons shares outstanding.

Consolidated Statements of Income

Monarch Financial Holdings, Inc. and Subsidiaries

Unaudited

	Three Months Ended
	March 31,
	2013	2012
INTEREST INCOME:
Interest on federal funds sold	$5,158	$6,259
Interest on other bank accounts	8,142	3,548
Dividends on equity securities	74,435	37,500
Interest on investment securities	57,569	46,231
Interest and fees on loans	11,708,566	10,881,036

Total interest income	11,853,870	10,974,574

INTEREST EXPENSE:
Interest on deposits	1,029,462	1,281,787
Interest on trust preferred subordinated debt	119,042	122,850
Interest on other borrowings	289,178	62,507

Total interest expense	1,437,682	1,467,144

NET INTEREST INCOME	10,416,188	9,507,430
PROVISION FOR LOAN LOSSES	—	1,930,679

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	10,416,188	7,576,751

NON-INTEREST INCOME:
Mortgage banking income	16,165,936	16,584,211
Service charges and fees	451,154	414,051
Title income	254,351	114,258
Other income	309,577	283,488

Total non-interest income	17,181,018	17,396,008

NON-INTEREST EXPENSE:
Salaries and employee benefits	8,205,075	6,630,518
Commissions and incentives	7,065,476	8,732,201
Occupancy and equipment	1,866,518	1,599,081
Loan expense	1,830,437	1,615,131
Marketing expense	512,958	410,291
Data processing	400,958	345,990
Other expenses	1,979,199	1,548,598

Total non-interest expense	21,860,621	20,881,810

INCOME BEFORE TAXES	5,736,585	4,090,949

Income tax provision	(1,993,553)	(1,421,541)

NET INCOME	3,743,032	2,669,408
Less: Net income attributable to noncontrolling interest	(284,903)	(153,302)

NET INCOME ATTRIBUTABLE TO MONARCH FINANCIAL HOLDINGS, INC	$3,458,129	$2,516,106

Preferred stock dividend and accretion of preferred stock discount	—	(390,000)

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$3,458,129	$2,126,106

NET INCOME PER COMMON SHARE:
Basic	$0.37	$0.30
Diluted	$0.33	$0.25
Weighted average basic shares outstanding	9,300,760	7,177,787
Weighted average diluted shares outstanding	10,451,897	10,203,781

Return on average assets	1.27%	1.10%
Return on average stockholders’ equity	15.86%	13.10%

(1)	All share information has been adjusted to reflect the 6 for 5 stock split granted December 7, 2012 and cash in lieu of fractional shares.

Financial Highlights

Monarch Financial Holdings, Inc. and Subsidiaries

(Dollars in thousands, except per share data)	For the Quarter Ended
	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
EARNINGS
Interest income	$11,854	$12,690	$11,820	$10,983	$10,975
Interest expense	(1,438)	(1,591)	(1,430)	(1,428)	(1,467)

Net interest income	10,416	11,099	10,390	9,555	9,508
Provision for loan losses	—	(517)	(899)	(1,484)	(1,931)
Noninterest income - mortgage banking income	16,166	23,826	25,652	20,152	16,584
Noninterest income - other	1,015	1,054	909	772	812
Noninterest expense	(21,861)	(29,058)	(29,810)	(24,506)	(20,882)

Pre-tax net income	5,736	6,404	6,242	4,489	4,091
Minority interest in net income	(285)	(298)	(368)	(156)	(153)
Income taxes	(1,993)	(2,338)	(2,111)	(1,556)	(1,422)

Net income	$3,458	$3,768	$3,763	$2,777	$2,516

PER COMMON SHARE
Earnings per share - basic	$0.37	$0.44	$0.47	$0.33	$0.30
Earnings per share - diluted	0.33	0.37	0.37	0.27	0.25
Common stock - per share dividends	0.05	0.05	0.05	0.05	0.04
Average Basic Shares Outstanding	9,300,760	7,980,259	7,235,370	7,188,270	7,177,787
Average Diluted Shares Outstanding	10,451,897	10,315,360	10,255,285	10,205,401	10,203,781

ALLOWANCE FOR LOAN LOSSES
Beginning balance	$10,910	$10,890	$10,724	$10,400	$9,930
Provision for loan losses	—	517	899	1,484	1,931
Charge-offs	(554)	(622)	(823)	(1,403)	(1,494)
Recoveries	432	125	90	243	33

Net charge-offs	(122)	(497)	(733)	(1,160)	(1,461)

Ending balance	$10,788	$10,910	$10,890	$10,724	$10,400

COMPOSITION OF RISK ASSETS
Nonperforming loans:
90 days past due	$351	$153	$—	$461	$1,736
Nonaccrual & Restructured debt	3,149	3,483	4,105	5,691	7,331
OREO	95	0	1,250	2,013	2,232

Nonperforming assets	3,595	3,636	5,355	8,165	11,299

ASSET QUALITY RATIOS
Nonperforming assets to total assets	0.34%	0.30%	0.48%	0.82%	1.20%
Nonperforming loans to total loans	0.51	0.55	0.65	0.98	1.52
Allowance for loan losses to total loans held for investment	1.56	1.65	1.74	1.71	1.74
Allowance for loan losses to nonperforming loans	308.23	300.06	265.29	174.32	114.70
Annualized net charge-offs to average loans held for investment	0.07	0.31	0.48	0.76	0.97

FINANCIAL RATIOS
Return on average assets	1.27%	1.28%	1.43%	1.18%	1.10%
Return on average stockholders’ equity	15.86	17.51	18.24	14.14	13.10
Net interest margin (FTE)	4.12	4.02	4.27	4.36	4.44
Non-interest revenue/Total revenue	59.2	66.3	69.2	65.6	61.3
Efficiency - Consolidated	79.1	80.4	80.6	80.3	77.4
Efficiency - Bank only	53.1	54.5	52.6	57.0	51.4
Average equity to average assets	8.00	7.29	7.85	8.34	8.31

PERIOD END BALANCES (Amounts in thousands)
Total loans held for sale	$242,457	$419,075	$382,095	$282,014	$243,179
Total loans held for investment	692,410	661,094	627,256	626,464	598,358
Interest-earning assets	994,946	1,141,180	1,051,145	935,908	880,447
Assets	1,054,975	1,215,578	1,110,412	995,234	937,821
Total deposits	931,485	901,782	887,707	853,413	811,682
Other borrowings	16,250	209,299	120,027	46,325	34,117
Stockholders’ equity	90,737	87,342	83,912	80,614	78,164

AVERAGE BALANCES (Amounts in thousands)
Total loans held for sale	$316,189	$423,354	$327,378	$239,558	$234,185
Total loans held for investment	665,542	637,774	616,728	613,334	601,282
Interest-earning assets	1,033,838	1,103,667	978,135	891,340	869,841
Assets	1,105,933	1,173,820	1,044,966	947,060	929,390
Total deposits	865,146	945,297	890,772	827,258	793,679
Other borrowings	123,291	114,140	46,320	20,367	34,454
Stockholders’ equity	88,430	85,584	82,070	78,969	77,251

MORTGAGE PRODUCTION (Amounts in thousands)
Dollar volume of mortgage loans closed	$542,235	$762,131	$784,963	$605,926	$547,208
Percentage of refinance based on dollar volume	56.8%	61.4%	59.8%	47.5%	60.9%